Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the inclusion in the Form 10KSB/A being filed under the Securities Exchange Act of 1934 by Andean Development Corporation And Subsidiaries of our report dated April 10, 2003, relating to our audits of the consolidated balance sheets of Andean Development Corporation And Subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000.

/s/ SPEAR, SAFER, HARMON & CO.
SPEAR, SAFER, HARMON & CO.

Miami, Florida
August 12, 2003